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              INTRUST FUNDS TRUST
              EXHIBIT 16
              TOTAL RETURN
              VARIABLE FUNDS
              NO LOAD CALCULATIONS
              THE INTRUST KANSAS TAX-EXEMPT BONDFUND

AGGREGATE TOTAL RETURN
WITH SALES LOAD OF:   0.00%
---------------------------

T=(ERV/P) - 1

WHERE:        T   = TOTAL RETURN

              ERV = ENDING REDEEMABLE VALUE AT THE
                    END OF THE PERIOD OF A
                    HYPOTHETICAL $1,000 INVESTMENT
                    MADE AT THE BEGINNING OF THE
                    PERIOD.

                P = A HYPOTHETICAL INITIAL PAYMENT OF $1,000.

       EXAMPLE:

          SINCE INCEPTION:  (   12/10/90  TO  08/31/97 ):
                            (    1,548.8 /1,000) - 1 =          54.88%
          1 YEAR:           (   08/31/96  TO  08/31/97 ):
                            (    1,072.7 /1,000) - 1 =           7.27%
          5 YEAR:           (   08/31/92  TO  08/31/97 ):
                            (    1,060.6 /1,000) - 1 =           6.06%
          QUARTERLY:        (   05/31/97  TO  08/31/97 ):
                            (    1,023.5 /1,000) - 1 =           2.35%
          MONTHLY:          (   07/31/97  TO  08/31/97 ):
                            (      993.1 /1,000) - 1 =          -0.69%